UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

404I-T Hadley Road

S. Plainfield, New Jersey 07080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Special Meeting of the Stockholders (the “Special Meeting”) of PolarityTE, Inc. (the “Company”) was held on March 10, 2017. A total of 3,369,498 shares of common stock, including shares of common stock underlying shares of outstanding preferred stock entitled to vote, constituting a quorum, were present and accounted for at the Special Meeting. At the Special Meeting, the Company’s stockholders voted upon the following proposals:

(1) To approve, in accordance with NASDAQ Listing Rule 5635, the securities issued to Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of PolarityTE, Inc., a Nevada corporation (the “Seller”), under the Agreement and Plan of Reorganization dated December 1, 2016, as amended on December 16, 2016, whereby the Company will acquire certain intellectual property rights owned by the Seller (the “Intellectual Property”) and the transactions contemplated thereunder, including the issuance of 7,050 shares of the Company’s newly designated Series E Preferred Stock convertible into an aggregate of 7,050,000 shares of the Company’s common stock (the “Merger Consideration”) as consideration for the Intellectual Property;

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
3,364,908	4,256	334

(2) To approve a change in control in accordance with NASDAQ Listing Rule 5635 that will result from the issuance of the Merger Consideration to the Seller as consideration for the Intellectual Property acquisition;

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
3,364,649	4,453	396

(3) To approve the Company’s 2017 Equity Incentive Plan and the reservation of 3,450,000 shares of common stock for issuance thereunder; and

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
3,254,479	114,675	344

(4) To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s blank check preferred stock from 10,000,000 shares to 25,000,000 shares.

The proposal was approved and the votes were cast as follows:

For	Against	Abstain
3,249,750	119,347	401

As of the record date for the Special Meeting, 4,251,067 shares of common stock and 732,613 shares of common stock underlying outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were issued and outstanding and entitled to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: March 13, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer